     Amended and Restated Joint Venture Agreement of Rancho Road Associates between New England Life Pension Properties IV, a Real Estate Limited
        Partnership and Commerce Centre Partners dated January 1, 1995.

                             AMENDED AND RESTATED
                            JOINT VENTURE AGREEMENT
                                      OF
                            RANCHO ROAD ASSOCIATES

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE 1 - THE PARTNERSHIP

     Section 1.1    Organization........................................   1
     Section 1.2    Name................................................   1
     Section 1.3    Place of Business; Registered Agent.................   2
     Section 1.4    Purposes............................................   2
     Section 1.5    Purposes Limited....................................   3
     Section 1.6    No Payments of Individual Obligations...............   3
     Section 1.7    Statutory Compliance................................   3
     Section 1.8    Title to Property...................................   4
     Section 1.9    Duration............................................   4


ARTICLE 2 - THE PARTNERS

     Section 2.1    Identification......................................   4
     Section 2.2    Liability Several...................................   4
     Section 2.3    Noncompetition......................................   4
     Section 2.4    Limits on Developer's Activities....................   4
     Section 2.5    Other Conflicts.....................................   4
     Section 2.6    Reimbursement and Fees..............................   5
     Section 2.7    Indemnification of NELPP by the Partnership.........   5
     Section 2.8    Indemnification by Partners.........................   5
     Section 2.9    Limitation on Liability of Partners.................   6
     Section 2.10   Restrictions on Developer...........................   7
     Section 2.11   ERISA Protection....................................   7


ARTICLE 3 - CAPITAL

     Section 3.1    Capital Accounts and Adjusted Capital Accounts......   7
     Section 3.2    Capital Contributions...............................   9
     Section 3.3    No Further Capital Contributions....................   9
     Section 3.4    Capital Contributions - General.....................   9


ARTICLE 4 - LOANS

     Section 4.1    Loans...............................................   9


ARTICLE 5 - CASH DISTRIBUTIONS

     Section 5.1    Definitions.........................................  10
     Section 5.1.1  Guaranteed Payments.................................  13
     Section 5.2    Operating Cash Flow.................................  14
     Section 5.3    Extraordinary Cash Flow ............................  15
     Section 5.4    Distributions in Liquidation........................  15
     Section 5.5    In-Kind Distribution................................  15


ARTICLE 6 - OPERATING DEFICITS

     Section 6.1    Deficit Contributions...............................  16


ARTICLE 7 - TAX ALLOCATIONS

     Section 7.1    Definition of Net Profit and Net Loss...............  16
     Section 7.2    Allocation of Net Profit, Gross Income and
                    Net Loss............................................  17
     Section 7.3    Tax Allocations; Code Section 704(c)................  21
     Section 7.4    Allocations Upon Transfer or Change of Interests....  21


ARTICLE 8 - ACCOUNTING AND RECORDS

     Section 8.1    Books and Records...................................  22
     Section 8.2    Reports.............................................  22
     Section 8.3    Annual Audit........................................  23
     Section 8.4    Tax Returns.........................................  23
     Section 8.5    Depreciation........................................  24
     Section 8.6    Special Basis Adjustment............................  24
     Section 8.7    Tax Matters Partner.................................  24
     Section 8.8    Fiscal Year.........................................  24
     Section 8.9    Bank Accounts.......................................  24


ARTICLE 9 - MANAGEMENT AND OPERATIONS

     Section 9.1    Management..........................................  24
     Section 9.2    Standard of Care....................................  27
     Section 9.3    Insurance...........................................  27


ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

     Section 10.1   Financial Advisory Fee..............................  27

ARTICLE 11 - TRANSFER OF INTERESTS

     Section 11.1   Restrictions on Transfer............................  28
     Section 11.2   Right of First Refusal..............................  28
     Section 11.3   Permitted Transfers.................................  29

     Section 11.4   General Transfer Provisions.........................  29
     Section 11.5   Tax Allocations and Cash Distributions..............  30
     Section 11.6   Compliance..........................................  30
     Section 11.7   Waiver of Partition.................................  30
     Section 11.8   Option to Acquire Interest of Developer.............  31


ARTICLE 12 - BUY/SELL

     Section 12.1   Buy/Sell Events.....................................  31
     Section 12.2   Rights Arising from a Buy/Sell Event................  32
     Section 12.3   Determination of Fair Market Value..................  32
     Section 12.4   Determination of Purchase Price.....................  32
     Section 12.5   Electing Partner's Option...........................  32
     Section 12.6   Closing of Purchase and Sale........................  32
     Section 12.7   Payment.............................................  33
     Section 12.8   Liabilities.........................................  33


ARTICLE 13 - TERMINATION OF THE PARTNERSHIP

     Section 13.1   Events of Dissolution...............................  33
     Section 13.2   Effect of Dissolution...............................  34
     Section 13.3   Sale of Assets by Liquidating Trustees..............  34


ARTICLE 14 - MISCELLANEOUS

     Section 14.1   Notices.............................................  35
     Section 14.2   Successors and Assigns..............................  36
     Section 14.3   No Oral Modifications; Amendments...................  36
     Section 14.4   Captions............................................  36
     Section 14.5   Terms...............................................  36
     Section 14.6   Invalidity..........................................  37
     Section 14.7   Counterparts........................................  37
     Section 14.8   Further Assurances..................................  37
     Section 14.9   Complete Agreement..................................  37
     Section 14.10  Attorneys' Fees.....................................  37
     Section 14.11  Governing Law.......................................  37
     Section 14.12  No Third Party Beneficiary..........................  37
     Section 14.13  Exhibits and Glossary...............................  37
     Section 14.14  Estoppels...........................................  38
     Section 14.15  References to this Agreement........................  38
     Section 14.16  Reliance on Authority of Person Signing Agreement...  38
     Section 14.17  Consents and Approvals..............................  39

EXHIBIT A    Legal Description of Land

A Glossary of Defined Terms used in this Agreement is attached.

                            RANCHO ROAD ASSOCIATES

                             AMENDED AND RESTATED
                            JOINT VENTURE AGREEMENT


     THIS AMENDED AND RESTATED JOINT VENTURE AGREEMENT of Rancho Road Associates, a Nevada general partnership (the "Partnership"), is dated as of January 1, 1995 among Commerce Centre Partners, a California general partnership ("Developer"), and New England Pension Properties IV; a Real Estate Limited Partnership, a Massachusetts limited partnership ("NELPP"). Developer and NELPP are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners". Capitalized terms used herein shall have the meanings ascribed to them in the Glossary attached hereto.

     WHEREAS, the Partners formed the Partnership pursuant to a Joint Venture Agreement dated as of December 29, 1986, which Joint Venture Agreement has been amended from time to time since such date (as so amended, the "Original Agreement"); and

     WHEREAS, Developer desires to transfer to NELPP a portion of its interest in the Partnership; and

     WHEREAS, in connection with such transfer to NELPP, the Partners desire to modify certain provisions of the Original Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth in this Agreement and intending to be legally bound, the parties hereby agree to continue Rancho Road Associates as a Nevada general partnership in accordance with the Nevada Revised Uniform Partnership Act (the "Act") and do hereby agree to amend and restate the Original Agreement to read in its entirety as follows:


                                   ARTICLE I

                                THE PARTNERSHIP
                                ---------------

     Section 1.1  Organization.  The Partnership was formed as a Nevada general
                  ------------
partnership and is hereby continued as a Nevada general partnership pursuant to, in accordance with, and for purposes of, the provisions of the Act.

     Section 1.2  Name.  The name of the Partnership shall be Rancho Road
                  ----
Associates and all business of the Partnership shall be conducted in such name.

     Section 1.3  Place of Business; Registered Agent.  The registered office of
                  -----------------------------------
the Partnership in the State of Nevada shall be located in care of Nevada Brokers, Inc., 3137 West Tompkins Avenue, Las Vegas, Nevada 89103. The principal place of business of the Partnership shall be located c/o Copley Real Estate Advisors, Inc., 399 Boylston Street, Boston, Massachusetts 02116, or at such other place within or without the State of Nevada as may be selected by NELPP.

     Section 1.4  Purposes.  The sole purpose of the Partnership shall be to
                  --------
acquire, own and hold for production of income, improve, develop, operate, manage, lease, sell, dispose and otherwise deal with real estate. In furtherance of this purpose, but subject to all other provisions of this Agreement, the Partnership is hereby authorized:

     - to acquire by purchase, lease, contribution or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Partnership;

     - to construct, operate, maintain, finance, improve, own, sell, convey, assign, mortgage or lease any real estate, and any personal property necessary, convenient or incidental to the accomplishment of the purpose of the Partnership;

     - to borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any of the Land and/or the Improvements, owned or operated by the Partnership and/ or any other assets of the Partnership;

     - to borrow money on the general credit of the Partnership for use in the Partnership business and to execute documents in connection therewith;

     - to enter into, perform and carry out contracts of any kind, including contracts with an Affiliate of a Partner, necessary to, in connection with or incidental to, the accomplishment of the purpose of the Partnership;

     - to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purpose of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under applicable laws;

     - to enter into, on behalf of the Partnership, easements, rights of way, utility or other agreements necessary for the development of any of the Land and/or the Improvements owned or operated by the Partnership or any portion thereof or to permit access over, through, and across such land and/or improvements or any portion thereof (to serve adjoining properties, for vehicular and pedestrian access, utility installations maintenance and other purposes);

     - to prepay in whole or in part, refinance, recast, increase, modify, or extend any mortgage affecting any of the land or the improvements owned or operated by the Partnership or other indebtedness of the Partnership and, in connection therewith, to execute any extensions, renewals or modifications of such other mortgages and indebtedness; and

     - to take or cause to be taken all actions and to perform or cause to be performed all functions necessary or appropriate to promote the business of the Partnership and to realize and carry out its purpose.

     Section 1.5  Purposes Limited.  The Partnership shall be a partnership only
                  ----------------
for the purpose specified in Section 1.4. Except as otherwise provided in this Agreement, the Partnership shall not engage in any other activity or business and no Partner shall have any authority to hold itself out as a general agent of another Partner in any other business or activity.

     Section 1.6  No Payments of Individual Obligations.  The Partners shall use
                  -------------------------------------
the Partnership's credit and assets solely for the benefit of the Partnership. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of a Partner.

     Section 1.7  Statutory Compliance.  The Partnership shall exist under and
                  --------------------
be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Nevada, including without limitation, the Act. The Partners shall make all filings and disclosures required by, and shall otherwise comply with, all such laws.

     NELPP and the Developer shall also execute and file in the appropriate records any fictitious name certificate required by law to be filed in connection with the formation of the Partnership and shall execute and file such other documents and instruments as may be necessary or appropriate with respect to the continuation of, and conduct of business by, the Partnership.

     Section 1.8  Title to Property.  All real and personal property owned by
                  -----------------
the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in such property in its individual name or right and each Partner's interest in the Partnership shall be personal property for all purposes.

     Section 1.9  Duration.  The term of the Partnership commenced on December
                  --------
29, 1986, and the Partnership shall dissolve on December 31, 1998 unless sooner dissolved or terminated pursuant to statute or any provision of this Agreement.


                                   ARTICLE 2

                                 THE PARTNERS
                                 ------------

     Section 2.1  Identification.  Developer and NELPP shall be the Partners in
                  --------------
the Partnership. No other person may become a Partner except for a transfer specifically permitted under and effected in compliance with this Agreement.

     Section 2.2  Liability Several.  The obligations of the Partners under this
                  -----------------
Agreement to one another shall be in every case be several and shall not be, or be construed to be, either joint or joint and several.

     Section 2.3  Noncompetition.  Intentionally Omitted.
                  --------------

     Section 2.4  Limits on Developer's Activities.  Developer shall not engage,
                  --------------------------------
invest or otherwise participate in any activity, investment or undertaking other than this Partnership.

     Section 2.5  Other Conflicts.  NELPP, Affiliates of NELPP and Affiliates of
                  ---------------
Developer (but not Developer itself) may conduct any business or activity whatsoever (including the acquisition, development, leasing and operation and/or sale of real property) without any accountability to the Partnership or to any Partner even if such business or activity competes with the business of the Partnership. Each Partner understands that NELPP, Affiliates of NELPP and Affiliates of Developer may be interested, directly or indirectly, in various other businesses and undertakings not including the Partnership.

     Further, each Partner understands and acknowledges that the conduct of the business of the Partnership may involve business dealings with such other businesses or undertakings of NELPP, Affiliates of Developer and Affiliates of NELPP. The creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to the respective rights of NELPP, Affiliates of Developer and Affiliates of NELPP to maintain such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Partner waives any rights it might otherwise have to share or participate in such other interests or activities of NELPP, Affiliates of Developer and Affiliates of NELPP. However, each Partner shall give notice to the other Partners of its interest, or of the interest of any of its Affiliates, in any other business which it proposes to enter into with the Partnership, and such business or undertaking with the Partnership must be approved by the non-interested Partner.

     Section 2.6  Reimbursement and Fees.  NELPP shall be entitled to be
                  ----------------------
reimbursed for all out-of-pocket expenses incurred by it in connection with the performance of its duties hereunder.

     Section 2.7  Indemnification of NELPP by the Partnership. NELPP shall
                  -------------------------------------------
perform its duties under this Agreement with ordinary prudence and in a manner characteristic of businessmen in similar circumstances. However, it shall not have any liability whatsoever to the Partnership or to any other Partner for loss caused by any act or by the failure to do any act (i) if the loss suffered arises out of a mistake in judgment of NELPP, or (ii) if NELPP, in good faith, had determined that the action or lack of action giving rise to the loss was in the best interests of the Partnership or (iii) if the action or lack of action giving rise to the loss was based on the reasonable advice of counsel that such action or lack of action was not in violation of the express provisions of this Agreement; provided, however, that such exculpation from liability shall not apply to any liability for loss caused by any act or by the failure to do any act which arises out of the gross negligence, willful neglect or willful misconduct of NELPP.

     The Partnership, its receiver or liquidating trustee, shall indemnify, hold harmless and pay all judgments and claims against NELPP arising from any actions or decisions performed or made by NELPP in connection with the business of the Partnership, provided such actions or decisions are within the scope of the
             --------
purposes of the Partnership and NELPP complied with the immediately preceding paragraph. This indemnification shall include, without limitation, payment of reasonable attorneys' and accountants' fees incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorneys' and accountants' fees shall be paid as incurred, and liabilities under Federal and state securities laws, to the extent permitted by law.

     Section 2.8  Indemnification by Partners.  Subject to Section 2.7, each
                  ---------------------------
Partner (an "Indemnitor") shall indemnify and hold harmless the other Partner from and against all claims, demands, actions and rights of action which shall or may arise by virtue of anything done or omitted to be done by the Indemnitor (directly or through or by agents, employees or other representatives) outside the scope of, or in breach of the terms of this Agreement including, without limitation,
Section 1.5 and, in the case of NELPP, Article 9. A Partner who desires to make a claim against an Indemnitor under this Section shall notify the Indemnitor of the claim, demand, action or right of action which is the basis of such claim, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Failure to give such notice shall not affect the Indemnitor's obligations hereunder, except to the extent of any actual prejudice resulting therefrom. Any cash distributions of the Indemnitor under Article 5 shall be charged for any amounts the Indemnitor is required to pay pursuant to this
Section 2.8.

     Section 2.9  Limitation on Liability of Partners.  Notwithstanding the
                  -----------------------------------
provisions of Section 2.8 above, except for obligations to recontribute funds to the Partnership under Section 5.2, no Partner shall have personal liability for the payment of any sums owing by such Partner to the Partnership or any other Partner under the terms of this Agreement, or for the performance of any other covenant or agreement of such Partner contained herein; rather, the Partnership and each other Partner shall look solely to the Interest of such Partner or to such other specific remedies as may be provided for herein, for satisfaction of each and every of such payments and obligations, and shall never seek, obtain or enforce any deficiency judgment or other judgment or mandatory order of any nature the effect of which would be to compel such Partner to pay any sum of money to any party in respect of any obligation arising under the terms of this Agreement and owed to the Partnership or any other Partner (including, without limitation, any subrogation right or remedy obtained by payment by a Partner of all or any portion of any loan or other indebtedness of the Partnership).

     Except as otherwise provided above in this Section 2.9, each Partner hereby waives and relinquishes any right to have any recourse or pursue any remedy whatsoever, other than the foregoing specified remedy, against the following:

     - the Partnership, the Partners (or any partner, general or limited, present or future subscriber to the capital stock, stockholder, officer or director of any of the Partners); or

     - any corporation, partnership (or any partner thereof), individual or entity to which any interest in the Project shall have been transferred.

     The foregoing provisions shall not limit the right of any Partner to name the Partnership or the other Partners a party defendant in any action or suit in the exercise of the sole remedy permitted hereunder, so long as no judgment obtained by such Partner shall be enforced other than as provided above.

     Section 2.10  Restrictions on Developer.  Developer shall have no right,
                   -------------------------
power or authority to act for or bind the Partnership, and shall take no part in the conduct or control of the Partnership business.

     Section 2.11  ERISA Protection.  The Partners acknowledge that NELPP's
                   ----------------
Interest is subject to compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As a result, the Partnership may be prohibited from transacting business with "parties in interest" (as defined in ERISA) of employee benefit plans participating in NELPP. Accordingly, notwithstanding any other provisions of this Agreement, no Partner shall knowingly permit the Partnership to transact any business with such "parties in interest," or knowingly undertake any action or fail to take any action which would cause a violation of the provisions of ERISA as such are applicable to NELPP or the Partnership.


                                   ARTICLE 3

                                    CAPITAL
                                    -------

     Section 3.1  Capital Accounts and Adjusted Capital Accounts.
                  ----------------------------------------------

     (a) A separate capital account ("Capital Account") shall be maintained for each Partner and adjusted in accordance with Treasury Regulations under Section 704(b) of the Code. To the extent consistent with such Regulations, the adjustments to such accounts shall include the following:

          (i) There shall be credited to each Partner's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Partner to the capital of the Partnership (or deemed contributed pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or to take subject to under Code Section 752) and such Partner's share of the Gross Income and Net Profits (and all items thereof) of the Partnership. There shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner by the Partnership (or deemed distributed pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section 752) and such Partner's share of the Net Losses (and all items thereof) of the Partnership.

         (ii) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Article 7 below) of the Net Profit or Net Loss that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

        (iii) Any adjustments to the tax basis (or Book Value) of Partnership property under Code Sections 732, 734 or 743, will be reflected as adjustments to the Capital Accounts of the Partners, only in the manner and to the extent provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

     (b) An adjusted capital account ("Adjusted Capital Account") shall also be maintained for each Partner, which shall be equal to such Partner's Capital Account balance increased by (i) the Partner's Share of Partnership Minimum Gain and (ii) the Partner's Share of Partner Nonrecourse Debt Minimum Gain.

     (c) For purposes of Section 7.2(g) and (h) only, below, a Partner's Adjusted Capital Account shall be reduced by the net adjustments, allocations and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)
(4), (5) and (6) which, as of the end of the Partnership's taxable year are reasonably expected to be made to such Partner, and shall be increased by the sum of (i) any amount which the Partner is required to restore to the Partnership upon liquidation of his or its interest in the Partnership (or which is so treated pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law and (ii) that portion of any indebtedness of the Partnership (other than Partner Nonrecourse Debt) with respect to which the Partner bears the Economic Risk of Loss that such indebtedness would not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Book Values as of the end of the Fiscal Year or other period and the proceeds from the sales together with any amounts described in clause (i) above were used to pay the Partnership's liabilities.

     (d) It is the intention of the Partners that the Capital Accounts of the Partnership be maintained strictly in accordance with the Capital Account maintenance requirements of Treasury Regulation Section 1.704-1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of

Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto. The Partners also shall make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

     Section 3.2  Capital Contributions.
                  ---------------------

     (a) Through the date of this Agreement, NELPP has contributed $18,776,920 to the capital of the Partnership (which amount includes $2,936,919 of Guaranteed Payments which have accrued through the date hereof).

     (b) Through the date of this Agreement, Developer has contributed $360,000 in cash to the capital of the Partnership.

     Section 3.3  No Further Capital Contributions.   The Partners shall not be
                  --------------------------------
permitted or required to contribute additional capital or loan any funds to the Partnership, except as expressly provided in this Article 3, Article 5 and
Article 6 (Operating Deficits). Specifically, but not by way of limitation and except as required by applicable state law, the Partners shall not be required upon the liquidation and winding up of the Partnership, to contribute to the capital of the Partnership the amount of the negative balance, if any, in their respective Capital Accounts.

     Section 3.4  Capital Contributions - General.  No interest shall be paid on
                  -------------------------------
any capital contribution to the Partnership by any Partner. Except as specifically provided herein, no Partner may contribute capital to, or withdraw capital from, the Partnership. To the extent any cash which any Partner is entitled to receive pursuant to Article 5 or any other provision of this Agreement would constitute a return of capital, each of the Partners consents to the withdrawal of such capital. Under circumstances requiring a return of any capital, no Partner shall have the right to receive property other than cash.


                                   ARTICLE 4

                                     LOANS
                                     -----

     Section 4.1  Loans.  The Partnership has not obtained and does not intends
                  -----
in the future to obtain, loans from any third party.

                                   ARTICLE 5

                              CASH DISTRIBUTIONS
                              ------------------

     5.1  Definitions.
          -----------

     Terms                                        Definition
     -----                                        ----------

NELPP Invested Capital             an amount equal to the aggregate amount of
                                   capital NELPP has contributed to the capital
                                   of the Partnership pursuant to Section 3.2
                                   and Article 6 hereof decreased by the amount
                                                        ---------
                                   of proceeds distributed to NELPP pursuant to clauses SECOND and THIRD of Section 5.2 and clauses SECOND and THIRD of Section 5.3.

Developer Invested Capital         an amount equal to the aggregate amount of
                                   capital Developer has contributed to the
                                   capital of the Partnership pursuant to
                                   Section 3.2 hereof decreased by the amount of
                                                      ---------
                                   proceeds distributed to Developer pursuant to
                                   clause SECOND of Section 5.2 and clause
                                   SECOND of Section 5.3.

Project Expenses                   all expenditures, expenses and charges
                                   relating to the ownership, operation,
                                   construction, development, maintenance and upkeep of the Project or any portion thereof and the operations of the Partnership (other than Monthly Guaranteed Payments and Accrued
                                   Monthly Guaranteed Payments) including,
                                   without limitation, the following:

                                   - all taxes, assessments, ground rents and other similar governmental and quasi-governmental charges levied or imposed on the Project or any portion thereof;

                                   -  insurance premiums;

                                   -  maintenance and security expenses;

                                   -  marketing, advertising and other
                                      promotional expenses;

                                   -  utility costs;

                                   - legal, accounting and other professional fees and expenses, including without limitation expenses incurred in preparing the Partnership's tax returns;

                                   -  architects, engineers and surveyors' fees;

                                   -  cost of roads and utilities built and
                                      installed on the Land, or any portion
                                      thereof;

                                   -  other costs associated with the zoning,
                                      subdivision and improvement of the Land, or any portion thereof, into building lots, whether incurred on or off the Land;

                                   -  development and management fees;

                                   - payments of principal, interest and other amounts due or accrued under any loans obtained by the Partnership; and

                                   -  any and all other costs and expenses
                                      included in an Annual Business Plan.

Operating Revenues                 as to any particular Fiscal Year or portion
                                   thereof, the total cash receipts of the
                                   Partnership (including amounts released from
                                   or expended from the Working Capital Fund and
                                   the Reserve for Replacements) other than (i)
                                                                 ----------
                                   Extraordinary Cash Flow, (ii) any properly unapplied advance rentals of the Partnership in connection with the leasing of the Project
                                   (which shall be Operating Revenues when
                                   applied), and (iii) any unforfeited security deposits of Project tenants.

Operating Cash Flow                as to any particular Fiscal Year or portion
                                   thereof, Operating Revenues of the
                                   Partnership less the sum of the following:
                                               ----

                                   -  Project Expenses paid from Operating
                                      Revenues; and

                                   -  a provision for a reasonable working
                                      capital reserve and a reserve for future
                                      Project Expenses in an amount established by NELPP in its sole but reasonable discretion (the "Working Capital Fund"), and a reasonable reserve for replacement of Partnership assets subject to depreciation ("Reserve for Replacements") in an amount established by NELPP in its sole but reasonable discretion.

Capital Transaction                the sale, exchange, condemnation (or similar
                                   eminent domain taking or disposition in lieu thereof), destruction by casualty, refinancing or disposition of all or any portion of the Project.

Extraordinary Cash Flow            the cash proceeds (including any applicable
                                   insurance proceeds) realized by the
                                   Partnership as a result of a Capital
                                   Transaction plus cash interest payments
                                               ----
                                   received on such proceeds, decreased by the
                                                              ---------
                                   sum of the following:

                                   -  payments to creditors of debts then due
                                      and payable;

                                   -  the amount of such proceeds used, set
                                      aside or committed by the Partnership for restoration and repair of the Project;

                                   -  a reserve in an amount established by
                                      NELPP in its sole but reasonable
                                      discretion, for (i) future Project
                                      Expenses, (ii) future payments of Priority
                                      Return Amounts, and (iii) future
                                      repayments of capital contributions, and
                                      (iv) contingent, unmatured or unforeseen liabilities or obligations of the Partnership; and

                                   -  any expenses, costs or liabilities
                                      incurred by the Partnership in effecting or obtaining any such Capital Transaction or the proceeds thereof (including, without limitation, attorneys' and accountants' fees, court costs, brokerage fees, commissions, recording fees, transfer taxes, and the like), all of which expenses, costs and liabilities shall be paid from the gross amount of such cash proceeds to the extent thereof.

          Section 5.1.1 Guaranteed Payments.  The Partnership shall make a
                        -------------------
monthly guaranteed payment to NELPP, within 10 days following the end of each calendar month during the term of the Partnership ("Monthly Guaranteed Payment"), in the amount of $121,125. Monthly Guaranteed Payments shall be paid monthly in arrears commencing on the first day of the first full calendar month following the date hereof and ending on the date on which NELPP's Invested Capital shall have been reduced to zero. Monthly Guaranteed Payments shall be made from Operating Cash Flow, Extraordinary Cash Flow and distributions in liquidation as provided in Sections 5.2, 5.3 and 5.4. To the extent that, any such payments cannot be made from such sources when due, such payments may accrue, and such accruals shall bear interest at the rate of 9 % per annum, compounded monthly, until paid. The amount of such unpaid Monthly Guaranteed Payments and the interest accruing thereon is hereinafter referred to collectively as "Accrued Monthly Guaranteed Payments." Accrued Monthly Guaranteed Payments shall be payable out of Operating Cash Flow, Extraordinary Cash Flow and distributions in liquidation as provided in Sections 5.2, 5.3 and
5.4. As of the date hereof, Accrued Monthly Guaranteed Payments payable to NELPP equals zero.

     It is intended that the Monthly Guaranteed Payments and Accrued Monthly Guaranteed Payments described in this Section 5.1.1 shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, that they shall be deducted as an expense of the Partnership (unless the Partners agree that such expense should be amortized) and that their payment shall not directly reduce the Capital Account of NELPP.

     Section 5.2  Operating Cash Flow.  Except as provided in Section 5.5 below,
                  -------------------
Operating Cash Flow shall be determined for each Fiscal Year, or fraction thereof, and shall be distributed in the following order of priority:

     FIRST:    to NELPP in payment of any Monthly Guaranteed Payments then due
     -----
               and then any Accrued Monthly Guaranteed Payments;

     SECOND:   60% to NELPP and 40% to Developer, until the Developer Invested
     ------
               Capital is reduced to zero; and

     THIRD:    the balance, 100% to NELPP.
     -----

     Distributions of Operating Cash Flow shall be made provisionally at such reasonable intervals during the Fiscal Year as shall be determined by NELPP, and in any event shall be made on a monthly basis within 30 days after the last day of each month. Following the end of each Fiscal Year, and at any time or from time to time during any Fiscal Year if requested by either Partner (and after determination of the actual amount of Operating Cash Flow for such Fiscal Year, or the portion thereof which then shall have elapsed, as applicable), the above provisional distributions of Operating Cash Flow to the Partners with respect to such Fiscal Year or portion thereof shall be recomputed on the basis of the actual amount of Operating Cash Flow. If the above provisional distributions with respect to such Fiscal Year or portion thereof are greater than the distributions thus recomputed for such Fiscal Year or portion thereof, then the Partners shall recontribute to the Partnership in reverse order of the priorities set forth above the amounts received by the Partners for such Fiscal Year or portion thereof until all distributions of Operating Cash Flow for such Fiscal Year or portion thereof shall be in conformance with this Section 5.2.

     Further, if it is projected that the Partnership will not have sufficient cash (from any source) to pay its obligations as they become due, for all or a portion of the then Fiscal Year, and distributions of Operating Cash Flow theretofore have been made with respect to such Fiscal Year, then the Partners shall recontribute to the Partnership such distributions in reverse order of the priorities set forth in this Section 5.2, until there has been recontributed to the Partnership that aggregate amount which is equal to the lesser of the total of such distributions previously made with respect to such Fiscal Year, or the amount of such projected cash shortfall for such Fiscal Year. Any amounts so recontributed shall be characterized in the same manner as they were originally distributed so that, following such recontribution, subsequent distributions to the Partners pursuant to any clause of this Section shall be made in the same manner as if the original distributions were never made. For example, to the extent the Partners are required to recontribute distributions made pursuant to clause SECOND of this Section, the amount of the Developer Invested Capital represented by Developer's share of such distributions shall be deemed not to have been made for purpose of calculating the Developer Invested Capital.

     Any amounts previously set aside out of Operating Revenues as reserves shall be additions to Operating Cash Flow when and to the extent NELPP no longer regards such reserves as reasonably necessary to the efficient conduct of the affairs of the Partnership.

     Section 5.3  Extraordinary Cash Flow.  Except as provided in Section 5.5
                  -----------------------
below, Extraordinary Cash Flow shall be distributed by the Partnership in the following order of priority:

     FIRST:    to NELPP in payment of any Monthly Guaranteed Payments then due
     -----
               and then any Accrued Monthly Guaranteed Payments;

     SECOND:   60% to NELPP and 40% to Developer, until the Developer Invested
     ------
               Capital is reduced to zero; and

     THIRD:    the balance, 100% to NELPP.
     -----

     Section 5.4  Distributions in Liquidation.  Distributions in connection
                  ----------------------------
with the liquidation and winding up of the Partnership (including distributions of Operating Cash Flow, Extraordinary Cash Flow) shall be made (after payment of
(i) the reasonable expenses incurred in dissolution and termination and payment to creditors of the Partnership, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership property or assets and (ii) Monthly Guaranteed Payments and Accrued Monthly Guaranteed Payments) to the Partners in proportion to the positive balances of their Capital Accounts after Capital Accounts have been adjusted for the allocation of Net Profit and Net Loss (and items thereof) for the Fiscal Year during which such liquidation occurs.

     Section 5.5  In-Kind Distribution.  If any assets of the Partnership are
                  --------------------
distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof on the date of distribution, and any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with all other Partners so entitled.

                                   ARTICLE 6

                              OPERATING DEFICITS
                              ------------------

     Section 6.1  Deficit Contributions.  If, at any time, Project Expenses
                  ---------------------
exceed Operating Revenues, Extraordinary Cash Flow, and other funds available to the Partnership (an "Operating Deficit"), then funds shall be withdrawn from the Working Capital Fund as required and if available. If Operating Deficits cannot be so funded, or if it reasonably appears that the Partnership will be unable to meet in a timely manner any of its obligations as they mature, then NELPP may elect, but shall not be required, to contribute all or any portion of the amount so required to the capital of the Partnership.


                                   ARTICLE 7

                                TAX ALLOCATIONS
                                ---------------

     Section 7.1  Definition of Net Profit and Net Loss.  (a) "Net Profit" and
                  -------------------------------------
"Net Loss" shall mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 7.1 shall be added to such taxable income or loss;

         (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code Section 704(b) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 7.1, shall be subtracted from such taxable income or loss;

        (iii) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

         (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation on the assets' respective Book Values for such Fiscal Year or other period determined in accordance with Treasury Regulations under Code Section 704(b); and

          (v) the amount of any Gross Income allocated to the Partners pursuant to Section 7.2(a) and Sections 7.2(e), (f) and (i), below, shall not be included as income or revenue.

     (b)  Definition of Net Profits or Net Losses From Capital Transactions.
          -----------------------------------------------------------------
"Net Profits or Net Losses from Capital Transactions" shall mean for each Fiscal Year or other period, the Net Profit or Net Loss for such Fiscal Year or other period calculated solely by reference to gains and losses from Capital Transactions.

     (c)  Definition of Net Profits or Net Losses From Operations. "Net Profits
          -------------------------------------------------------
or Net Losses from Operations" shall mean for each Fiscal Year or other period, the Net Profit or Net Loss for such Fiscal Year or other period calculated without regard to Net Profits and Net Losses from Capital Transactions.

     (d)  Definition of Gross Income.  "Gross Income" shall mean, for each
          --------------------------
Fiscal Year or other period, an amount equal to the Partnership's gross income as determined for federal income tax purposes for such Fiscal Year or period but computed with the adjustments specified in Section 7.1(a)(i) and (iii), above.

     (e)  Definition of Gross Income from Operations.  "Gross Income from
          ------------------------------------------
Operations" shall mean for each Fiscal Year or other period, the Gross Income for such year calculated without regard to Gross Income attributable to Capital Transactions.

     Section 7.2  Allocation of Net Profit, Gross Income and Net Loss.  The
                  ---------------------------------------------------
Partners hereby agree that, the Net Profit, Gross Income and Net Loss of the Partnership shall be allocated among them in accordance with this Section 7.2.

     (a)  Gross Income from Operations.  Except as otherwise provided in this
          ----------------------------
Article 7, Gross Income from Operations, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period, in an amount equal to the total amount distributed to Developer pursuant to Section 5.2 with respect to such Fiscal Year or other period, shall be allocated to Developer.

     (b)  Net Profits From Operations and Capital Transactions.  Except as
          ----------------------------------------------------
otherwise provided in this Article 7, Net Profit, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated among the Partners as follows:

          (i) All Net Profit from Operations of the Partnership shall be allocated to NELPP.

          (ii) Net Profit from Capital Transactions shall:

               (x) first be allocated to the Partners in proportion to the negative balances, if any, in their Adjusted Capital Accounts (after adjusting such Adjusted Capital Accounts for allocations of any Gross Income, Net Loss or Net Profit from Operations of the Partnership for the Fiscal Year or other period) until such negative balances are increased to zero, and

               (y) thereafter, be allocated to the Partners in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section 5.3 hereof, other than clause FIRST thereof.

        (c)    Net Losses From Operations and Capital Transactions.  Except as
               ---------------------------------------------------
otherwise provided in this Article 7, Net Loss, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated as follows:

          (i) All Net Loss from Operations of the Partnership shall be allocated to NELPP.

          (ii) Net Loss from Capital Transactions shall:

                    (x) first be allocated to those Partners with positive balances in their Adjusted Capital Accounts in amounts equal to their respective Adjusted Capital Account balances; provided, however, that if the amount of Net Loss to be allocated is less than the sum of the Adjusted Capital Account balances of all Partners having positive Adjusted Capital Account balances, then the Net Loss shall be allocated to the Partners in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section 5.3 hereof, other than clause FIRST thereof; and

                    (y)  thereafter, one hundred percent (100%) to NELPP.

     (d)  Liquidation.  Subject to the provisions of Sections 7.2(e) through
          -----------
(j), Gross Income, Net Profit and Net Loss incurred in the Fiscal Year in which the Partnership is liquidated shall be allocated in accordance with the provisions of Sections 7.2(b)(ii) and 7.2(c)(ii) without regard to whether such Net Profit and Net Loss arises from a Capital Transaction, and Sections 7.2(a), 7.2(b)(i) and 7.2(c)(i) shall not apply.

     (e)  Minimum Gain Chargeback.  Notwithstanding any other provision of this
          -----------------------
Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of Partnership Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined as set forth in the definition of Partnership Minimum Gain; provided, however, that no such allocation of Gross Income to a Partner shall occur in the following circumstances:

               (i) If the net decrease in Partnership Minimum Gain is caused by a modification of a Nonrecourse Liability and the Partner bears the Economic Risk of Loss with respect to such modified liability;

              (ii) If the net decrease in Partnership Minimum Gain is attributable to a repayment of a Nonrecourse Liability with amounts contributed to the capital of the Partnership by the Partner; and

             (iii) If the allocation of Gross Income would cause a "distortion in the economic arrangement among the Partners" and the Partnership receives a waiver of the requirement that Gross Income be so allocated from the Commissioner of the Internal Revenue Service pursuant to Treasury Regulation
    Section 1.704-2(f)(4).

          (f)  Minimum Gain Chargeback for Partner Nonrecourse Debt.
               ----------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary other than
Section 7.2(e), above, if in any year there is a net decrease in the amount of Partner Nonrecourse Debt Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's net decrease in Partner Nonrecourse Debt Minimum Gain with respect to liabilities for which the Partner bears the Economic Risk of Loss; provided, however, that no such allocation of Gross Income to a Partner shall occur in the following circumstances:

               (i) If the net decrease in Partner Nonrecourse Debt Minimum Gain is caused by a modification of a Partner Nonrecourse Debt and the Partner bears the Economic Risk of Loss with respect to such modified liability;

              (ii) If the net decrease in Partner Nonrecourse Debt Minimum Gain is attributable to a repayment of a Partner Nonrecourse Debt with amounts contributed to the capital of the Partnership by the Partner;

             (iii) In any circumstance described in clause (iii) of Section 7.2(e) hereof; and

              (iv) If the net decrease in Partner Nonrecourse Debt Minimum Gain is caused by a modification of a Partner Nonrecourse Debt that causes it to become a Nonrecourse Liability.

     (g)  Nonrecourse Deductions.  All Nonrecourse Deductions of the Partnership
          ----------------------
for any Fiscal Year or other period shall be allocated among the Partners in the same manner and proportions as are Net Losses from Operations of the Partnership.

     (h)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions
          ------------------------------
shall be allocated to the Partner who bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt.

     (i)  Qualified Income Offset.  Notwithstanding any of the provisions above
          -----------------------
(except Sections 7.2(e) and (f) which shall be applied first), if in any Fiscal Year or other period a Partner receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4),
(5) or (6), Gross Income (and items thereof) shall first be allocated to Partners with negative Adjusted Capital Account balances (adjusted in accordance with Section 3.1(c) hereof), in proportion to such negative balances, until such balances are increased to zero.

     (j)  Limit on Loss Allocations.  Notwithstanding the provisions of Section
          -------------------------
7.2(c), Net Loss (or items thereof) shall not be allocated to a Partner if such allocation would cause or increase a negative balance in such Partner's Adjusted Capital Account (adjusted in accordance with Section 3.1(c) hereof) and shall be reallocated to the other Partner or Partners, subject to the limitations of this
Section 7.2(j).

     (k)  Reversal of Mandatory Allocations.  In the event that any Net Profit
          ---------------------------------
or Net Loss, or items thereof, of the Partnership are allocated pursuant to Sections 7.2(i) or (j), subsequent Net Profit or Net Loss (or items thereof) will first be allocated (subject to Sections 7.2(e) through (j)) to the Partners in a manner which will result in each Partner having a Capital Account balance equal to that which would have resulted had the original allocation of Net Profit or Loss or items thereof pursuant to Sections 7.2(i) and (j) not occurred.

     (l)  Priority.  For purposes of the allocations pursuant to this Article 7
          --------
and except as otherwise provided, Sections 7.2(a) (Gross Income from Operations) shall apply first, then Sections 7.2(b)(i) and 7.2(c)(i) (Net Profit or Loss from Operations), and thereafter Sections 7.2(b)(ii) and 7.2(c)(ii) (Net Profit or Loss from Capital Transactions). The allocation of Net Profit and Net Loss from Capital Transactions shall be made before adjusting Capital Account balances to reflect the distribution of proceeds from such Capital Transactions.

     (m)  Compliance with Code.  The foregoing provisions of this Agreement
          --------------------
relating to the allocation of Net Profit and Net Loss are intended to comply with Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such regulations.

     Section 7.3  Tax Allocations; Code Section 704(c).  In accordance with Code
                  ------------------------------------
Sections 704(b) and 704(c) and the Treasury Regulations thereunder, depreciation, amortization, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

     Any elections or other decisions relating to such allocations shall be made by the Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

     Section 7.4  Allocations Upon Transfer or Change of Interests.  Upon a
                  ------------------------------------------------
transfer of all or a portion of a Partner's Interest, Gross Income, Net Profits and Net Losses shall be allocated among the Partners in accordance with the provisions of Section 11.5.

                                   ARTICLE 8

                            ACCOUNTING AND RECORDS
                            ----------------------

     Section 8.1  Books and Records.  NELPP shall cause Nevada Brokers, Inc. (an
                  -----------------
Affiliate of Developer), whom the Partnership has engaged to provide property management services pursuant to a Property Management Agreement dated as of January 1, 1994 (the "Property Management Agreement"), or any other party whom the Partnership has engaged to provide property management services to the Project (the "Property Manager"), to keep at the Partnership's principal office separate books of account for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Partnership business in accordance with generally accepted accounting principles consistently applied and sufficient to obtain an unqualified opinion from the Accountants as to the Partnership's financial position and results of operations. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. The expenses chargeable to the Partnership shall include only those which are reasonable and necessary for the ordinary operation of the Partnership business and the performance of the obligations of the Partnership under any leases or other agreements relating to the Project or the business of the Partnership.

     Each Partner shall, at its sole expense, have the right, at any time without notice to the other, to examine, copy and audit the Partnership's books and records during normal business hours.

     All books, records (including bills and invoices), reports and returns of the Partnership required by this Article 8 shall be maintained in a manner and form consistent with NELPP's methods and procedures of reporting investment transactions.

     Section 8.2  Reports.  NELPP, at the expense of the Partnership, shall
                  -------
cause the Property Manager to prepare and distribute to NELPP the following reports (within 25 days following the last day of each month or calendar quarter, as the case may be):

     -    Monthly:  an income statement
          -------

     -    Quarterly:  an income statement, balance sheet and statements of the
          ---------
          Partnership's equity.

          The above shall be prepared on the accrual basis and shall cover the immediately preceding month or quarter, as the case may be, plus the current Fiscal Year through the end of such preceding month or quarter, as the case may be, on both an actual and year-to-date budgeted basis.

     -    Other:  such other financial statements, budgets, plans and schedules
          -----
          as are from time to time reasonably requested by NELPP.

     Section 8.3  Annual Audit.  Each Fiscal Year, a general accounting and
                  ------------
audit shall be made by the Accountants at the expense of the Partnership. The audit shall be conducted in accordance with generally accepted auditing standards, and shall cover all of the assets, properties, liabilities and net worth of the Partnership as well as its dealings, transactions and operations during such Fiscal Year, together with all other matters customarily included in such accounts and audits.

     Within 60 days after the end of each Fiscal Year, NELPP shall cause the Property Manager to furnish to each Partner audited financial statements, prepared on an accrual basis and otherwise in accordance with generally accepted accounting principles consistently applied, which shall contain a balance sheet as of the end of the Fiscal Year, statements of profit and loss, and Operating Cash Flow, changes in the Capital Accounts and a statement of changes in financial position for the Fiscal Year then ended. Such financial statements shall disclose and/or footnote, in sufficient detail, all items of taxable income, gain, loss, or accounts which vary from the reporting of such items for financial accounting purposes. The timing of the annual audit for each Fiscal Year shall be such that the Accountants are in a position to render a conclusion as to the probable fairness of presentation of the financial statements of the Partnership for such Fiscal Year (which shall have been furnished pursuant to the above provisions of this Section) by the 45th day following the close of the Fiscal Year. Any exceptions to the audited statements rendered must be made by a Partner within one year from its receipt and, if no exception is made within that time, the statements shall be considered to be correct.

     Section 8.4  Tax Returns.  NELPP shall cause the Accountants to prepare all
                  -----------
income and other tax returns of the Partnership (on an accrual basis) and cause the same to be filed in a timely manner. NELPP shall cause the Accountants to furnish to each Partner a copy of each such return before it has been filed, together with any schedules or other information which each Partner may require in connection with such Partners' own tax affairs. Each of the Partners shall, in its respective income tax return and other statements filed with the Internal Revenue Service or other taxing authority, report taxable income in accordance with the provisions of this Agreement.

     Section 8.5  Depreciation.  The Partnership shall depreciate the
                  ------------
Improvements on a straight-line basis over the shortest permissible recovery period.

     Section 8.6  Special Basis Adjustment.  NELPP shall cause the Partnership,
                  ------------------------
at the time and in the manner provided in Treasury Regulation Section 1.754-1(b) (or any like statute or regulation then in effect), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code.

     Section 8.7  Tax Matters Partner.  NELPP shall be the party designated to
                  -------------------
receive all notices from the Internal Revenue Service ("IRS") which pertain to the tax affairs of the Partnership and NELPP shall be entitled to require that any IRS examinations or audits shall take place at the offices of Developer. NELPP may engage in judicial or administrative proceedings. Except as otherwise provided above, and unless and until the parties agree otherwise in writing, NELPP shall be the "Tax Matters Partner" of the Partnership pursuant to the Code.

     Section 8.8  Fiscal Year.  The fiscal year of the Partnership shall be the
                  -----------
calendar year, unless otherwise approved by NELPP. As used in this Agreement, a fiscal year shall include any partial fiscal year at the beginning and end of the Partnership term.

     Section 8.9  Bank Accounts.  NELPP shall have fiduciary responsibility for
                  -------------
the safekeeping and use of all funds and assets of the Partnership. The funds of the Partnership shall not be commingled with the funds of any other person and NELPP shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of the Partnership.

     The bank accounts of the Partnership shall be maintained in such banking institutions as are selected by NELPP and withdrawals shall be made only in the regular course of Partnership business and as otherwise authorized in this Agreement on such signature or signatures as NELPP may determine.


                                   ARTICLE 9

                           MANAGEMENT AND OPERATIONS
                           -------------------------

     Section 9.1  Management.  (a) Except as provided in Section 9.1(b) below,
                  ----------
NELPP acting alone, and without the consent or approval of Developer, shall have the sole authority to manage the business and operations of the Partnership. NELPP shall devote itself to the business of the Partnership to the extent it reasonably determines necessary for the efficient carrying on thereof, without compensation therefor except as specifically provided in this Agreement; provided, however, that all of the Partners agree and acknowledge that (a) NELPP shall not be required, nor is it expected, to devote itself to the business of the Partnership on a full-time basis, (b) the Project shall be managed and maintained by the Property Manager pursuant to the Property Management Agreement, and NELPP may rely on the Manager to manage and maintain the Project in a prudent and reasonable manner and shall have no liability to the Partnership or the Partners with respect to any matter delegated to the Property Manager under the Management Agreement and (c) NELPP shall be permitted to delegate to a third party such other of its duties and obligations under this Agreement as it may determine in its sole discretion, and shall have no liability to the Partnership or the Partners with respect to any matter so delegated.

     Without in any manner limiting the foregoing, but subject to the provisions of Section 9.1(b) below, NELPP shall be authorized, acting in the name and on behalf of the Partnership, or in its own name and on its own behalf, as appropriate, to take any of the following actions, and Developer shall have no right to approve or disapprove such actions:

     - giving or granting any options, rights of first refusal, deeds of trust, mortgages, pledges, ground leases, security interests or otherwise encumbering the Project or any portion thereof;

     - obtaining, increasing, modifying, consolidating or extending any loan or other obligation, whether secured or unsecured, affecting the Project or the Partnership;

     - consenting to any rezoning or subdivision of the Land or any other material change in the legal status thereof;

     -    selling, conveying or refinancing all or any portion of the Project;

     - releasing, compromising, assigning or transferring any material claims, rights or benefits of the Partnership;

     - confessing a judgment against the Partnership or submitting a Partnership claim to arbitration;

     - filing on behalf of the Partnership any Federal or state income tax or information returns, or changing the elections or choices of methods of reporting income or loss for Federal or state income tax purposes provided for in Article 8;

     - spending money or entering into any contract or agreement of any nature whatsoever with respect to the Partnership or the Project (or any portion thereof);

     - entering into any lease with respect to all or a portion of the space in the Project;

     -    selecting attorneys or Accountants for the Partnership;

     - granting easements or other property rights by documents that are frequently recorded, except easements for utilities serving the Project exclusively;

     - entering into, amending, terminating, modifying, or giving any approval under any management, construction or other contract to which the Partnership is a party;

     - changing or amending the plans or specifications for any building or structure being constructed by the Partnership; or

     - entering into any amendment, modification, revision, supplement or rescission with respect to any of the foregoing.

     (b) Notwithstanding the provisions of Section 9.1(a) or any other provision of this Agreement, NELPP shall not, without the prior approval of
Developer:

          (1) Obtain, increase, modify or consolidate any loan or other similar obligation, whether secured or unsecured, affecting the Project or the Partnership (a "Loan"), if, as a result of such action the lender shall have personal recourse against the Developer in respect of the Loan, provided, however, that the provisions of this Section 9.1(b)(1) shall not prohibit the Partnership from obtaining (and NELPP may cause the Partnership to obtain) without Developer's prior approval, a Loan that is nonrecourse to the Partnership and the Partners, except for customary exceptions, such as, by way of example but not limitation, for fraud, for willful misconduct, and for environmental conditions arising at the Project; or

          (2) Enter into any partnership or joint venture agreement, if, as a result of such action the partner or joint venturer of the Partnership shall have personal recourse against the Developer in respect of such agreement, provided, however, that the provisions of this Section 9.1(b)(2) shall not prohibit the Partnership from entering into such an agreement (and NELPP may cause the Partnership to enter into such an agreement) without Developer's prior approval, if such agreement is nonrecourse to the Developer, except for customary exceptions, such as, by way of example but not limitation, for fraud or for willful misconduct.

     (c) With respect to all of its obligations, powers, and responsibilities under this Agreement, NELPP is authorized, in the name and on behalf of the Partnership, to execute, deliver, and perform the terms, covenants and obligations of, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

     Section 9.2  Standard of Care.  NELPP shall use reasonable efforts to
                  ----------------
perform its duties under this Agreement, including, without limitation, employing necessary personnel, on and off-site, in connection with the business of the Partnership.

     Section 9.3    Insurance.  NELPP shall procure and maintain, or cause to be
                    ---------
procured and maintained, at the expense of the Partnership, insurance sufficient to enable the Partnership to comply with applicable laws, regulations and requirements, including without limitation, obligations imposed on the Project by the any documents relating to loan obtained by the Partnership, and any and all other agreements and instruments by which the Project is bound, such additional insurance as may be customary for projects of a similar type in the geographic area in which the Project is located, and such additional insurance as NELPP reasonably determines to be appropriate for the Project.


                                  ARTICLE 10

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Section 10.1  Financial Advisory Fee.  The Partnership paid to Charterhouse
                   ----------------------
Investment Company in the amount of $124,000 for its services in connection with advising the Partnership with regard to various financial matters involving the Partnership. Except for Charterhouse Investment Company, the parties each represent to the other that they have not retained or been approached by any broker, finder, agent or the like in connection with the organization of the Partnership or the negotiations relating thereto. Each party shall indemnify and hold the other party hereto harmless from and against all loss, liabilities, claims, damages and expenses, including court costs and reasonable attorneys' fees, arising out of any claim for brokerage or other commissions relative to the organization of the Partnership or the transactions contemplated hereby insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of such indemnifying party.

                                  ARTICLE 11

                             TRANSFER OF INTERESTS
                             ---------------------

     Section 11.1  Restrictions on Transfer. Except as expressly provided for in
                   ------------------------
this Agreement, no Partner may, without the consent of the other Partner, sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way ("transfer") all or any portion of its Partnership Interest or any interest it may have in any property of the Partnership, or withdraw or retire from the Partnership. Any such attempted transfer, withdrawal or retirement not permitted hereunder shall be null and void. A transfer of an interest in Developer shall be deemed a transfer for the purpose of this Section 11.1.

     Section 11.2  Right of First Refusal.  If a Partner consents to a proposed
                   ----------------------
transfer or the prohibitions contained in Section 11.1 are determined by a court of competent jurisdiction to be unenforceable, then a Partner (the "Selling Partner") desiring to transfer its Interest shall nevertheless notify ("Offering Notice") the other of its intention to do so. The Offering Notice shall specify the nature of the transfer, the consideration to be received therefor, the identity of the proposed purchaser (or lender, as the case may be), and the terms upon which it intends to undertake such transfer. The non-Selling Partner shall have the right to elect to purchase from the Selling Partner all (but not less than all) of the Interest referred to in the Offering Notice at the same price and on the same terms as specified in the Offering Notice for a period of 30 days after the giving of the Offering Notice (or make the loan, if the same involves an encumbrance, hypothecation or mortgage, upon the same terms on which said loan was to be made therefor) by delivering in writing to the Selling Partner an offer to purchase (or loan) that portion of the Interest of the Selling Partner covered by the Offering Notice. Within 45 days thereafter, the purchase by the non-Selling Partner of said Interest shall be consummated on the terms and conditions set forth in the Offering Notice of the Selling Partner (or if the same involves a mortgage, encumbrance or other hypothecation, the loan shall be consummated upon the terms and conditions of the loan set forth in the Offering Notice).

     If within the 30-day period during which the non-Selling Partner has the right to elect to purchase the Selling Partner's Interest (or to elect to make the loan specified therein), it does not make such election, then the Selling Partner, within 60 days after the expiration of said 30-day period, or within the time scheduled for closing by the purchasing person, firm or corporation, whichever is later, may undertake and complete the transfer to any Person the identity of which was disclosed in the Offering Notice. The transfer shall not be undertaken at a lower price or upon more favorable terms than specified in the Offering

Notice. If the Selling Partner does not then consummate the original proposed transfer within 60 days after the date of the Offering Notice, or within the time scheduled for closing by the purchasing person, firm or corporation, whichever is later, then all restrictions of this Section 11.2 shall apply as though no Offering Notice had been given.

     Section 11.3  Permitted Transfers.
                   -------------------

     (a) NELPP, without the consent of Developer, or being subject to Section 11.2, may:

     - transfer all of its Interest to its successors by merger or consolidation or to an Affiliate of NELPP, or to any entity managed by Copley Real Estate Advisors, Inc. or any Affiliate of Copley Real Estate Advisors, Inc.;

     - transfer to any Person any portion of its allocable interest in the items of loss, deduction and credit of the Partnership (on the condition that NELPP never shall have less than 1% interest in such items); or

     - assign its rights to all cash distributions and other issues, profits, proceeds and avails payable to it under this Agreement in connection with any loans or financing arrangements obtained by it from time to time.

Any such permitted transferee shall receive and hold such Partnership Interest or portion thereof subject to the terms of this Agreement and the obligations of the transferor Partner, and there shall be no further transfer of such Partnership Interest or portion thereof except to a trust, person or entity to whom such permitted transferee could have transferred his Partnership Interest in accordance with this Section 11.3 had such permitted transferee originally been named as a Partner, or otherwise in accordance with the other terms of this Agreement.

     In the event that NELPP proposes to transfer to any third party (other than a permitted transferee, as described above), all or substantially all of its Interest, it shall use commercially reasonable efforts to cause such permitted transferee to offer to acquire at the same time and on the same terms, a proportionate share of the Interest of the Developer in the Partnership.

     Section 11.4  General Transfer Provisions.  All transfers shall be by
                   ---------------------------
instrument in form and substance satisfactory to counsel for the Partnership and shall contain an expression by the assignee of its intention to accept the assignment and to accept and adopt all of the terms and provisions of this Agreement, as the same may have been amended, and shall provide for the payment by the assignor of all reasonable expenses incurred by the Partnership in connection with such assignment, including, without limitation, the necessary amendments to this Agreement to reflect such transfer. The transferor shall execute and acknowledge all such instruments, in form and substance reasonably satisfactory to the Partnership's counsel, as may be necessary or desirable to effectuate such transfer.

     In no event shall the Partnership dissolve or terminate upon the admission of any Partner to the Partnership or upon any permitted assignment of an interest in the Partnership by any Partner. Each Partner hereby waives its right to dissolve, liquidate or terminate the Partnership in such event.

     Upon completion of a transfer in compliance with this Agreement, the transferor shall be released from all future obligations arising under this Agreement after the date of such transfer provided the assignee of such
                                          --------
transferor assumes all such obligations of the transferor. However, the transferor shall remain liable for its obligations under this Agreement (including NELPP's obligation to make capital contributions pursuant to Section 3.2) occurring on or prior to the date of such transfer.

     Section 11.5  Tax Allocations and Cash Distributions. If an Interest is
                   --------------------------------------
transferred, the Gross Income, Net Profit or Loss allocable, and cash distributable, to the holder of such Interest for the then Fiscal Year shall be allocated and distributed based on a method consistent with Section 706(d) of the Code. However, if such parties agree that such Net Profit or Loss and cash are to be allocated and distributed based upon an interim closing of the Partnership books, and such parties agree to pay all expenses incurred by the Partnership in connection therewith and so notify the non-transferring Partner, then all such Net Profit or Loss and cash shall be allocated and distributed between the transferor and transferee based upon an interim closing of the Partnership's books and records. In no event, however, shall Extraordinary Cash Flow or Net Profit or Loss arising from a Capital Transaction be distributed and allocated to any Partner other than the Partners owning Interests as of the date of the Capital Transaction in question.

     Section 11.6  Compliance.  Notwithstanding anything to the contrary in this
                   ----------
Agreement, at law or in equity, no Partner shall transfer or otherwise deal with any Interest in a way that would cause a default under any material agreement to which the Partnership is a party or by which it is bound.

     Section 11.7  Waiver of Partition.  Neither Partner shall, either directly
                   -------------------
or indirectly, take any action to require partition or appraisal of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representatives, successors or assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to his Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

     Section 11.8   Option to Acquire Interest of Developer.  At any time after
                    ---------------------------------------
the date on which the Developer Invested Capital has been reduced to zero, NELPP (or its designee) shall have the option to purchase, for $1.00, the entire right, title and interest of Developer in the Partnership. Such option shall be exercisable at any time by NELPP, effective upon written notice of exercise to the Developer. Promptly following the exercise of such option, Developer and NELPP shall execute and deliver an amendment to this Agreement, an assignment and assumption agreement, statements of partnership, and/or such other agreements, instruments, documents, certificates and filings shall may be necessary, appropriate or convenient in order to reflect the transfer of Developer's interest to NELPP.

     Developer hereby constitutes and appoints NELPP, and each general partner of NELPP, Developer's agent and attorney-in-fact for the purpose of (i) executing, delivering and filing such amendments, assignments, statements of partnership, agreements, certificates and other instruments as said attorney-in-fact shall deem necessary or appropriate in order to transfer the interest of Developer in the Partnership to NELPP following exercise by NELPP of the option contained in this Section 11.8. The power of attorney contained in this Section 11.8 is coupled with an interest and, therefore, is irrevocable and shall survive the death, dissolution, bankruptcy or incapacity of Developer.

     Any transfer effectuated pursuant to this Section 11.8 shall not be subject to the provisions of Sections 11.1 and 11.2.


                                  ARTICLE 12

                                   BUY/SELL
                                   --------

     Section 12.1  Buy/Sell Events.  For purposes of this Article 12, each of
                   ---------------
the following shall constitute a "Buy/Sell Event":

     - if an Event of Bankruptcy with respect to a Partner occurs which is not discharged or stayed within a period of 90 days of its occurrence;

     -    the Incapacity of a Partner;

     Section 12.2  Rights Arising from a Buy/Sell Event.  When a Buy/Sell Event
                   ------------------------------------
occurs with respect to a Partner (the "Defaulting Partner"), the other Partner (the "Electing Partner") shall have the right, but not the obligation, to implement the Buy/Sell procedures set forth in this Article 12, by giving written notice within 120 days of the Buy/Sell Event ("Election Notice") thereof to the Defaulting Partner.

     Section 12.3  Determination of Fair Market Value.  Upon the giving of an
                   ----------------------------------
Election Notice, NELPP, acting in good faith, shall determine the "Fair Market Value" of the assets of the Partnership based on the most recent third party appraisal of the Project obtained by NELPP in connection with its year-end valuation of its assets.

     Section 12.4  Determination of Purchase Price.  Within 15 days after the
                   -------------------------------
determination of the Fair Market Value of the assets of the Partnership, the Accountants shall determine the amount of cash which would be distributed to each Partner pursuant to the provisions of each of clauses FIRST through THIRD of Section 5.3 if the assets of the Partnership had been sold for the Fair Market Value as of the date of the Buy/Sell Event and shall give each Partner written notice ("Accountant's Notice") thereof. The determination by the Accountant of such amounts shall be conclusive.

     Section 12.5  Electing Partner's Option.  If the Electing Partner is NELPP,
                   -------------------------
for a period of 30 days after the Electing Partner receives the Accountant's Notice, the Electing Partner shall have the option to purchase, exercisable by notice to Developer, for cash, the Interest of Developer for 100% of the aggregate amount which would be distributable to Developer under clause SECOND of Section 5.3 if the assets of the Partnership had been sold for the Fair Market Value as of the date of the Buy/Sell Event (the "Purchase Price"). If the Electing Partner is Developer, the Electing Partner shall have the option to purchase, exercisable by notice to NELPP, for cash, the Interest of NELPP for 100% of the aggregate amount which would be distributable to NELPP under clauses FIRST through THIRD of Section 5.3 if the assets of the Partnership had been sold for the their fair market value on the date of the Buy/Sell Event (the "Purchase Price").

     If the foregoing options are not so exercised, then they shall terminate and be of no further force or effect.

     Section 12.6  Closing of Purchase and Sale.  The closing of a purchase
                   ----------------------------
pursuant to this Article 12 shall be held at the principal office of the Partnership 30 days after the Electing Partner exercises its option under
Section 12.5. The Defaulting Partner (the seller) shall transfer to the Electing Partner (the buyer or its designee) the entire Interest of the Defaulting

Partner in the Partnership free and clear of all liens, security interests and competing claims, and shall deliver to the Electing Partner or its designee such instruments of transfer, releases and such evidence of due authorization, execution and delivery and of the absence of any liens, security interests or competing claims as the Electing Partner shall reasonably request.

     Section 12.7  Payment.  At the closing, the Electing Partner or its
                   -------
designee shall pay the Purchase Price by delivery at the closing of a certified or bank cashier's check payable to the order of the Defaulting Partner in the amount of the Purchase Price determined pursuant to clause 12.5.

     Section 12.8  Liabilities.  The purchase of the Interest of a Defaulting
                   -----------
Partner pursuant to this Article 12 shall release the Defaulting Partner (and the purchasing Partner shall indemnify and hold harmless the Defaulting Partner) from all liabilities and claimed liabilities of the Partnership except for liabilities not taken into account in the determination of Purchase Price and tort liabilities not covered by insurance for events occurring prior to the Defaulting Partners' withdrawal from the Partnership.


                                  ARTICLE 13

                        TERMINATION OF THE PARTNERSHIP
                        ------------------------------

     Section 13.1  Events of Dissolution.  The Partnership shall dissolve upon
                   ---------------------
the first to occur of the following events:

     -    the expiration of the term of the Partnership as provided in Section
          1.9;

     -    on a date determined by NELPP;

     - the sale or other disposition (including, without limitation, taking by eminent domain) of all or substantially all of the assets of the Partnership unless such sale or other disposition involves any deferred payment of the consideration for such sale or disposition, in which case the Partnership shall not dissolve until the last day of the calendar year during which the Partnership shall receive the balance of such deferred payment;

     - the occurrence of an Event of Bankruptcy of the which is not discharged or stayed within 90 days of occurrence;

     - the issuance of a decree of dissolution by a court of competent jurisdiction; and

     - upon the occurrence of an event which causes the dissolution of a general partnership as provided in the Act, unless the Partnership is continued pursuant to a right to do so contained herein or pursuant to the Act.

     Section 13.2  Effect of Dissolution.  Upon dissolution of the Partnership
                   ---------------------
pursuant to Section 13.1, the Partnership shall not terminate but shall continue solely for the purposes of liquidating all of the assets owned by the Partnership (until all such assets have been sold or liquidated) and collecting the proceeds from such sales and all receivables of the Partnership unless the same have been written off as uncollectible. Upon dissolution, the Partnership shall engage in no further business thereafter other than that necessary to cause the Project to be operated on an interim basis and for the Partnership to collect its receivables, liquidate its assets and pay or discharge its liabilities.

     Section 13.3  Sale of Assets by Liquidating Trustee.  Upon dissolution of
                   -------------------------------------
the Partnership, NELPP (or its designee) shall, as "Liquidating Trustee", proceed diligently to wind up the affairs of the Partnership. Another person may be selected by NELPP to succeed the original Liquidating Trustee, or to succeed any subsequently selected successor, whenever the person originally selected or any such subsequently selected successor, as the case may be, fails for any reason to carry out such purpose. The Liquidating Trustee may be an individual, corporation or general or limited partnership.

     All of the assets of the Partnership, if any, other than cash, shall be offered (either as an entirety or on an asset-by-asset basis) promptly for sale, upon such terms as the Liquidating Trustee shall determine.

     The Partners and their Affiliates shall have the right to negotiate or bid for any or all of the assets being offered for sale from and after such date as is 90 days after the Partnership dissolves, but not before such date.

     Subject only to the Partners' rights to match offers below, the decision to accept or reject an offer to purchase assets of the Partnership (a "Purchase Offer") shall be made solely by the Liquidating Trustee. Within five days of receipt of any Purchase Offer by the Liquidating Trustee, the Liquidating Trustee shall notify each Partner of the terms of such Purchase Offer.

     Each Partner shall have the right to match each Purchase Offer and upon so matching, shall have the right and duty to purchase in accordance with all of the terms of the Purchase Offer, provided, however;

     - the right to match shall be exercised and shall be effective only if exercised by written notice of exercise delivered by the exercisor to the Liquidating Trustee and the other Partner within 30 days of the date of the notice of the Purchase Offer provided by the Liquidating Trustee to the Partners (the "Notice Date"); and

     - if both Partners make timely exercise of the right to match neither exercise shall be effective but instead, on the thirtieth day after the Notice Date, each Partner shall by sealed bid deliver to the other Partner (the bids to be simultaneously exchanged) an offer to purchase the asset or assets to which the Purchase Offer relates. Any such offer shall be on terms substantially similar to those contained in the Purchase Offer, except for the purchase price specified therein. On such date, the sealed bids shall be opened and the Partner who shall have made the higher offer shall have the right to purchase the assets in accordance with such offer.

     In winding up the affairs of the Partnership, the Liquidating Trustee shall pay the liabilities of the Partnership in such order of priority as provided by law. If at the time of dissolution the completion of all buildings then under construction on the Land has not occurred, the Liquidating Trustee, in winding up the affairs of the Partnership, shall have the authority, but not the obligation, to complete the construction of the buildings.

     All distributions of cash in winding up the affairs of the Partnership shall be made in accordance with the provisions of Section 5.5.


                                  ARTICLE 14

                                 MISCELLANEOUS
                                 -------------

     Section 14.1  Notices.  All notices required or permitted by this Agreement
                   -------
shall be in writing and may be delivered in person to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested or federal express (or other reputable overnight courier), or may be transmitted by telegraph or facsimile telecopy, and addressed in the case of NELPP to:

                    c/o Copley Real Estate Advisors, Inc.
                    399 Boylston Street
                    Boston, Massachusetts 02116
                    Attention:  General Counsel
                    Re:  Rancho Road Associates
                    Telecopy Number: (617) 578-1728

and in the case of Developer to:

                    B.H. Miller Companies
                    One Brookhollow Drive
                    Santa Ana, California  92705
                    Attention:  Mr. Bradford H. Miller
                    Telecopy Number:  (714) 641-3877

or to such other address as shall from time to time be supplied in writing by any party to the other. Notice sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as above provided, shall be deemed given four days after deposit of same in the United States mail. Notice sent by federal express or facsimile telecopy shall be deemed given one business day after sent. If any notice is telegraphed the same shall be deemed served or delivered 48 hours after the transmission thereof. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

     Section 14.2  Successors and Assigns.  Subject to the restrictions on
                   ----------------------
transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representative, successors and assigns.

     Section 14.3  No Oral Modifications; Amendments.  No oral amendment of this
                   ---------------------------------
Agreement shall be binding on the Partners. Any modification or amendment of this Agreement must be in writing signed by all of the Partners.

     Section 14.4  Captions.  Any article, section or paragraph titles or
                   --------
captions contained in this Agreement and the table of contents are for convenience of reference only and shall not be deemed a part of this Agreement.

     Section 14.5  Terms.  Common nouns and pronouns shall be deemed to refer to
                   -----
the masculine, feminine, neuter, singular and plural, as the identity of the Person or Entity may in the context require. Any references to the Code, Act or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

     Section 14.6  Invalidity.  If any provision of this Agreement shall be held
                   ----------
invalid, it shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

     Section 14.7  Counterparts.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Partners, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     Section 14.8  Further Assurances.  The parties hereto agree that they will
                   ------------------
cooperate with each other and will execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

     Section 14.9  Complete Agreement.  This Agreement constitutes the complete
                   ------------------
and exclusive statement of the agreement between the Partners. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Agreement shall be binding on the Partners or have any force or effect whatsoever.

     Section 14.10  Attorneys' Fees.  If any proceeding is brought by one
                    ---------------
Partner against the other to enforce, or for breach of, any of the provisions in this Agreement, the prevailing Partner shall be entitled in such proceeding to recover reasonable attorneys' fees together with the costs of such proceeding therein incurred.

     Section 14.11  Governing Law.  This Agreement shall be construed and
                    -------------
enforced in accordance with the laws of the State of Nevada.

     Section 14.12  No Third Party Beneficiary.  Any agreement to pay any amount
                    --------------------------
and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Partners and their respective heirs, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the Partners that no one shall be deemed to be a third party beneficiary of this Agreement.

     Section 14.13  Exhibits and Glossary.  Each of the Exhibits and the
                    ---------------------
Glossary attached hereto are hereby incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and incorporation.

     Section 14.14  Estoppels.  Each Partner shall, upon not less than 15 days'
                    ---------
written notice from the other Partner, execute and deliver to the other Partner a statement certifying that this Agreement is unmodified and in full force and effect (or, if modified, the nature of the modification) and whether or not there are, to such Partner's knowledge, any uncured defaults on the part of the other Partner, specifying such defaults if any are claimed. Any such statement may be relied upon by third parties.

     Section 14.15  References to this Agreement.  Numbered or lettered
                    ----------------------------
articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Partnership Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

     Section 14.16  Reliance on Authority of Person Signing Agreement.  If a
                    -------------------------------------------------
Partner is a trust (with or without disclosed beneficiaries), general partnership, limited partnership, joint venture, corporation, or any entity other than a natural person, the Partnership and the Partners shall:

     - not be required to determine the authority of the person signing this Agreement to make any commitment or under-taking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such person;

     - not be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement on behalf of such entity;

     - be entitled to rely on the authority of the person signing this Agreement with respect to the voting of the Interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and

     - be entitled to rely upon the authority of any general partner, joint venturer, co- or successor trustee, or president or vice president, as the case may be, of any such entity the same as if such person were the person originally signing this Agreement on behalf of such entity.

     Section 14.17  Consents and Approvals.  Whenever the consent or approval of
                    ----------------------
a Partner is required by this Agreement, such Partner shall have the right to give or withhold such consent or approval in its sole discretion, unless otherwise specified.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                               NEW ENGLAND LIFE PENSION PROPERTIES IV; A
                               REAL ESTATE LIMITED PARTNERSHIP, a
                               Massachusetts limited partnership

                               By: FOURTH COPLEY CORP., a Massachusetts
                                   corporation, its general partner



                                   By____________________________
                                       Authorized Officer


                               COMMERCE CENTRE PARTNERS, a California
                               general partnership


                               By_________________________________
                                 Bradford H. Miller, General Partner

                            RANCHO ROAD ASSOCIATES

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND
                           -------------------------

                           GLOSSARY OF DEFINED TERMS

                            RANCHO ROAD ASSOCIATES


     Capitalized terms used in the General Partnership Agreement of the Partnership shall have the meanings ascribed to them below:

     Accountants means Deloitte & Touche or such other firm of nationally-
     -----------
recognized independent certified public accountants as may be selected by NELPP.

     Accountant's Notice shall have the meaning set forth in Section 12.5.
     -------------------

     Accrued Monthly Guaranteed Payment shall have the meaning set forth in
     ----------------------------------
Section 5.1.1.

     Act means the Uniform Partnership Act as from time to time in force in the
     ---
State of Nevada.

     Adjusted Capital Account shall have the meaning set forth in Section
     ------------------------
3.1(b).

     Affiliate means a Person that directly or indirectly, through one or more
     ---------
intermediaries, controls, is controlled by, or is under common control with the person in question and any officer, director, trustee, employee, stockholder (10% or more) or partner of any Person referred to in the preceding clause. For purposes of this definition, the term "control" means the ownership of 10% or more of the beneficial interest or the voting power of the appropriate Entity. Notwithstanding the foregoing, a person shall not be considered an affiliate of NELPP or Developer solely by reason of the fact that such person is engaged in one or more real estate projects with NELPP or Developer on a joint venture basis.

     Book Value means, with respect to any asset, the asset's adjusted basis for
     ----------
federal income tax purposes, except as follows:

     (i) the initial Book Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

     (ii) the Book Value of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) if the Partnership so elects;

     (iii) if the adjusted basis of any asset acquired by the Partnership is determined by reference to the adjusted basis of any other asset of the Partnership, the Book Value of the acquired asset shall be determined by reference to the Book Value of the other asset rather than its adjusted basis; and

     (iv)  if the Book Value of an asset has been determined pursuant to clause
     (i), (ii) or (iii), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation deductions shall be computed in accordance with Section 7.1(a)(iv).

     Buy/Sell Event shall have the meaning set forth in Section 12.1.
     --------------

     Capital Account shall have the meaning set forth in Section 3.1(a).
     ---------------

     Capital Transaction shall have the meaning set forth in Section 5.1.
     -------------------

     Code means the Internal Revenue Code of 1986, as amended from time to time,
     ----
and all published rules, rulings and regulations thereunder at the time of reference thereto.

     Defaulting Partner shall have the meaning set forth in Section 12.2.
     ------------------

     Developer shall have the meaning set forth in the Recital.
     ---------

     Developer Invested Capital shall have the meaning set forth in Section 5.1.
     --------------------------

     Economic Risk of Loss means the risk as determined under Treasury
     ---------------------
Regulation Section 1.752-2 that a partner or person related to a partner will suffer an economic loss as a result of the failure of the partnership to repay a liability.

     Electing Partner shall have the meaning set forth in Section 12.2.
     ----------------

     Election Notice shall have the meaning set forth in Section 12.2.
     ---------------

     Entity means any general partnership, limited partnership, corporation,
     ------
joint venture, trust, business trust, cooperative or association.

     ERISA shall have the meaning set forth in Section 2.11.
     -----

     Event of Bankruptcy means, as to the Partnership or a Partner, (1) filing a
     -------------------
voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (2) making a general assignment for the benefit of its creditors; (3) consenting to the appointment of a receiver for all or a substantial part of its property; (4) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief; (5) the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent; or (6) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property.

     Extraordinary Cash Flow shall have the meaning set forth in Section 5.1.
     -----------------------

     Fair Market Value shall have the meaning set forth in Section 12.3.
     -----------------

     Fiscal Year shall have the meaning set forth in Section 8.8.
     -----------

     Gross Income shall have the meaning set forth in Section 7.1.
     ------------

     Improvements means the buildings and other improvements constructed on the
     ------------
Land by the Partnership.

     Incapacity means for a Partner or an Entity which is the general partner of
     ----------
a Partner, the dissolution, liquidation or termination (but not including a termination under Section 708(b)(1)(B) or Section 708(b)(2)(A) of the Code) of such Partner or Entity.

     Indemnitor shall have the meaning set forth in Section 2.8.
     ----------

     Interest means the entire ownership interest (which may be segmented into
     --------
and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.

     IRS means the Internal Revenue Service.
     ---

     Land means the approximately 14.08-acre parcel of land zoned for commercial
     ----
use which is located in the County of Clark, State of Nevada, as more particularly described in Exhibit A to this Agreement.

     Liquidating Trustee shall have the meaning set forth in Section 13.3.
     -------------------

     Monthly Guaranteed Payment shall have the meaning set forth in Section
     --------------------------
5.1.1.

     NELPP shall have the meaning set forth in the Recital.
     -----

     NELPP Invested Capital shall have the meaning set forth in Section 5.1.
     ----------------------

     Net Profit and Net Loss shall have the meanings set forth in Section 7.1.
     ----------     --------

     Nonrecourse Deductions for a Fiscal Year (or other period) means deductions
     ----------------------
funded by Nonrecourse Liabilities (as determined under Treasury Regulation
Section 1.704-2(c)) for such year and are generally equal to the excess, if any, of (i) the net increase in Partnership Minimum Gain during such year over (ii) the sum of (A) the aggregate distributions of proceeds from Nonrecourse Liabilities attributable to increases in Partnership Minimum Gain during such year and (B) increases in Partnership Minimum Gain during such year attributable to conversions of liabilities into Nonrecourse Liabilities.

      Nonrecourse Liability means any liability of a partnership (or portion
      ---------------------
thereof) to the extent that no partner bears the Economic Risk of Loss associated with the liability.

     Notice Date shall have the meaning set forth in Section 13.3.
     -----------

     Offering Notice shall have the meaning set forth in Section 11.2.
     ---------------

     Operating Cash Flow shall have the meaning set forth in Section 5.1.
     -------------------

     Operating Deficit shall have the meaning set forth in Section 6.1.
     -----------------

     Operating Revenues shall have the meaning set forth in Section 5.1.
     ------------------

     Original Agreement shall have the meaning set forth in the Recital.
     ------------------

     Partner means NELPP and Developer, and such successors, assigns or
     -------
additional joint venturers as may be admitted to the Partnership, from time to time, pursuant to the terms of this Agreement.

     Partner Nonrecourse Debt means any partnership liability to the extent that
     ------------------------
the liability is nonrecourse for purposes of Treasury Regulation Section 1.1001-2 and a partner bears the Economic Risk of Loss associated with the liability.

     Partner Nonrecourse Debt Minimum Gain means the amount that would result if
     ------------------------
Partnership Minimum Gain were computed with respect to Partner Nonrecourse Debt rather than Nonrecourse Liabilities.

     Partner Nonrecourse Deductions means deductions funded from Partner
     ------------------------------
Nonrecourse Debt (as determined under Treasury Regulation Section 1.704-2(i)(2)) computed for a Fiscal Year (or other period) in a manner similar to that used in computing Nonrecourse

Deductions but with reference to Partner Nonrecourse Debt Minimum Gain rather than Partnership Minimum Gain.

     Partner's Share of Partner Nonrecourse Debt Minimum Gain means an amount of
     --------------------------------------------------------
Partner Nonrecourse Debt Minimum Gain computed for each Partner in a manner similar to that used in computing a Partner's Share of Partnership Minimum Gain but with reference to Partner Nonrecourse Debt with respect to which the Partner bears the Economic Risk of Loss rather than to Nonrecourse Liabilities.

     Partner's Share of Partnership Minimum Gain means an amount of Partnership
     -------------------------------------------
Minimum Gain computed for each Partner under Treasury Regulation Section 1.704-2(g) and generally equal to the excess of (i) the sum of (A) the aggregate amount of Nonrecourse Deductions previously allocated to the Partner, (B) the aggregate amount of proceeds of Nonrecourse Liabilities attributable to increases in Partnership Minimum Gain previously distributed to the Partner and
(C) increases in Partnership Minimum Gain during such Fiscal Year attributable to conversions of liabilities into Nonrecourse Liabilities over (ii) the Partner's aggregate proportionate share of previous decreases in Partnership Minimum Gain. A Partner's proportionate share of the decrease in Partnership Minimum Gain for a Fiscal Year shall be based upon the ratio that such Partner's Share of Minimum gain for the preceding year bore to the aggregate amount of Partnership Minimum Gain for such preceding Fiscal Year.

     Partnership means the general partnership governed by this Agreement as
     -----------
said general partnership may from time to time be constituted and amended.

     Partnership Agreement shall have the meaning set forth in the Recital.
     ---------------------

     Partnership Capital means an amount equal to the sum of all of the
     -------------------
Partners' Capital Account balances determined immediately prior to the allocation to the Partners pursuant to Sections 7.2(b)(ii)(y) or 7.2(c)(ii)(x) of any Net Profit or Net Loss from a Capital Transaction increased by the aggregate amount of Net Profit to be allocated to the Partners pursuant to
Section 7.2(b)(ii)(y) as a result of such Capital Transaction or decreased by the aggregate amount of Net Loss to be allocated to the Partners pursuant to
Section 7.2(c)(ii)(x) as a result of such Capital Transaction.

     Partnership Interest shall have the meaning set forth in Section 11.3.
     --------------------

     Partnership Minimum Gain means the amount determined by computing with
     ------------------------
respect to each Nonrecourse Liability of the Partnership, the amount of Gross Income, if any, that would be realized by the Partnership if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed. For purposes of determining the amount of such Gross Income with respect to a liability, the Book Value of the asset securing the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation Section 1.704-2(d)(2).

     Person means any individual or Entity, and the heirs, executors,
     ------
administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

     Project means the Land, together with the streets, sewers, curbs, gutters,
     -------
utility service connections, and other land development infrastructure and improvements constructed or to be constructed on or related to the Land (including related off-site improvements) pursuant to an Annual Business Plan.

     Project Expenses shall have the meaning set forth in Section 5.1.
     ----------------

     Property Management Agreement shall have the meaning set forth in Section
     -----------------------------
8.1.

     Property Manager shall have the meaning set forth in Section 8.1.
     ----------------

     Purchase Offer shall have the meaning set forth in Section 13.3.
     --------------

     Purchase Price shall have the meaning set forth in Section 12.6.
     --------------

     Reserve for Replacements shall have the meaning set forth in Section 5.1.
     ------------------------

     Selling Partner shall have the meaning set forth in Section 11.2.
     ---------------

     Tax Matters Partner shall have the meaning set forth in Section 8.7.
     -------------------

     Transfer shall have the meaning set forth in Section 11.1.
     --------

     Working Capital Fund shall have the meaning set forth in Section 5.1.
     --------------------